UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 27, 2012

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 First American Way, Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code (714) 250-6400
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2012, the Board of Directors (the “Board”) of CoreLogic, Inc. (the “Company”) approved an amendment and restatement of the Company's Bylaws. The Amended and Restated Bylaws were effective upon approval by the Board. The Bylaws were amended and restated to update and expand the information required to be provided by stockholders who submit director nominations or other business for consideration at annual meetings of the Company's stockholders (Article II - Section 2.10).

The foregoing description is only a summary of the changes made to the Company's Bylaws and is qualified in its entirety by reference to the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 8.01.    Other Events.

On February 27, 2012, the Board also approved a further extension of the deadline by which proposals of stockholders made outside of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received in order to be considered at the Company's 2012 Annual Meeting of Stockholders. As a result of the extension, such proposals must now be received by the Corporate Secretary at CoreLogic, Inc., 4 First American Way, Santa Ana, California 92707 no later than March 19, 2012 to be considered timely. Any such proposal must also comply with all other requirements set forth in the Company's Amended and Restated Bylaws and other applicable law, and may not otherwise be presented at the Company's 2012 Annual Meeting of Stockholders.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of CoreLogic, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.
Date: February 28, 2012	By:	/s/ Stergios Theologides
	Name:	Stergios Theologides
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of CoreLogic, Inc.